FORM OF AMENDMENT TO THE TIMOTHY PLAN
                          INVESTMENT ADVISORY AGREEMENT



     This amendment, dated as of the 1st day of October, 2000, made by and between THE TIMOTHY PLAN (the "Trust"), a Delaware business trust operating as a registered investment company under the Investment Company Act of 1940, as amended, duly organized and existing under the laws of the State of Delaware and TIMOTHY PARTNERS, LTD. (the "Investment Advisor"), a Florida limited partnership and registered investment advisor under the Investment Advisers Act of 1940, as amended (collectively, the "Parties").

                                   WITNESSETH:

     WHEREAS, the Trust and Investment Advisor have entered into an agreement dated January 19, 1994 as subsequently amended (the "Investment Advisory Agreement"), wherein the Investment Advisor has agreed to serve as an advisor and provide investment management services; and

     WHEREAS, the Trust is authorized to issue separate series of shares representing interests in separate investment portfolios (each referred to as a "Series" and collectively, as the "Series"); and

     WHEREAS, the Trust presently issues eleven Series as follows:

          The Timothy Plan Aggressive Growth Fund
          The Timothy Plan Large/Mid-Cap Growth Fund
          The Timothy Plan Small-Cap Value Fund (formerly the Timothy Plan)
          The Timothy Plan Large/Mid-Cap Value Fund
          The Timothy Plan Fixed-Income Fund
          The Timothy Plan Money Market Fund
          The Timothy Plan Strategic Growth Portfolio
          The Timothy Plan Conservative Growth Portfolio
          The Timothy Plan Small-Cap Variable Series (formerly the Timothy Plan
               Variable Series)
          The Timothy Plan Mid-Cap Variable Series
          The Timothy Plan Fixed-Income Variable Series; and

     WHEREAS, the Parties wish to amend the Investment Advisory Agreement to clarify that such Agreement governs each Series of the Trust;

     NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree:

     1. To amend the initial introductory paragraph of the Investment Advisory Agreement to read as follows:

AGREEMENT, made by and between THE TIMOTHY PLAN, a Delaware business trust ( the "Trust") on behalf of the following series of the Trust;

          The Timothy Plan Aggressive Growth Fund
          The Timothy Plan Large/Mid-Cap Growth Fund
          The Timothy Plan Small-Cap Value Fund (formerly the Timothy Plan)
          The Timothy Plan Large/Mid-Cap Value Fund
          The Timothy Plan Fixed-Income Fund
          The Timothy Plan Money Market Fund
          The Timothy Plan Strategic Growth Portfolio
          The Timothy Plan Conservative Growth Portfolio
          The Timothy Plan Small-Cap Variable Series (formerly the Timothy Plan
               Variable Series)
          The Timothy Plan Mid-Cap Variable Series
          The Timothy Plan Fixed-Income Variable Series (the "Funds")

and TIMOTHY PARTNERS, LTD., a Florida limited partnership (the "Investment Advisor").

     2. The effective date of this amendment shall be October 1, 2000.

     IN WITNESS WHEREOF, the Parties hereto have caused this amendment consisting of one type written page, to be signed by their duly authorized officers and their corporate seals hereunto duly affixed as of the day and year first above written.

THE TIMOTHY PLAN                    TIMOTHY PARTNERS, LTD.


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By: Arthur D. Ally, Chairman        BY: COVENANT FUNDS, INC.
                                    MANAGING GENERAL PARTNER
                                    Arthur D. Ally, President

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Attest: Joseph E. Boatwright,       Attest: Bonnie Ally, Secretary
        Secretary